Exhibit 99.1

       Cypress Bioscience, Inc. Calls for Redemption Outstanding Warrants
             Issued in Connection With March 2002 Private Placement

    SAN DIEGO, Oct. 1 /PRNewswire-FirstCall/ -- Cypress Bioscience, Inc. (Nasdaq: CYPB) today announced that it has called for redemption the outstanding warrants to purchase common stock of the Company issued in connection with its March 2002 private placement. As of October 1, 2003, there were warrants to purchase 2,167,962 shares of common stock outstanding at an exercise price of $3.09 remaining from the March 2002 private placement. Pursuant to the terms of the Warrant Agreements, the Company has the right to call the warrants if the closing price of the common stock exceeds 200% of the warrant purchase price for 20 consecutive trading days, which occurred on September 29, 2003.

    Each warrant will continue to be exercisable for one share of common stock at $3.09 until 5:00 p.m. (Pacific Time) on October 17, 2003. After that time, the warrants will no longer be exercisable, and holders will have the right to receive only the redemption price of $0.02 per warrant.

    Questions and requests for information or assistance in connection with the exercise of the warrants should be directed to:

     Cypress Bioscience, Inc.
     Attn: Sabrina Martucci Johnson
     4350 Executive Drive, Suite 325
     San Diego, CA  92121
     (858) 452-2323

    About Cypress Bioscience, Inc.

    Cypress is committed to be the innovator and commercial leader in providing products for the treatment of patients with Functional Somatic Syndromes, such as Fibromyalgia Syndrome, or FMS, and other related chronic pain and central nervous system disorders. In August 2001, Cypress licensed from Pierre Fabre Medicament its first product for clinical development, milnacipran. Milnacipran, the first of a new class of agents known as NSRIs, or Norepinephrine Serotonin Reuptake Inhibitors, shares a pharmacological profile with the tricyclic antidepressants (TCAs), considered the most effective drugs for treatment of FMS, while appearing to lack the side effects associated with the latter. In March 2003, Cypress announced results from a Phase II trial in which milnacipran was evaluated as a potential treatment for FMS. For more information about Cypress, please visit the Company's web site at www.cypressbio.com . For more information about FMS, please visit www.FMSresource.com .

    This press release, as well as Cypress' SEC filings and web site at http://www.cypressbio.com , contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the potential of milnacipran to treat FMS and other related Functional Somatic Syndromes. Actual results could vary materially from those described as a result of a number of factors, including those set forth in Cypress Annual Report on Form 10-K and any subsequent SEC filings. In addition, there is the risk that we may not be able to successfully develop or market milnacipran or any other products for the treatment of FMS and other related Functional Somatic Syndromes; that the holders of warrants will choose not to exercise the warrants and instead, elect to have such warrants redeemed; that we may encounter regulatory or other difficulties in the development of milnacipran for FMS, including delays in commencing our proposed Phase III trials; and that milnacipran may not significantly improve the treatment of FMS or any other related Functional Somatic Syndrome.
Cypress undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.


SOURCE  Cypress Bioscience, Inc.
    -0-                             10/01/2003
    /CONTACT: Sabrina Martucci Johnson, Chief Financial Officer, or Mary Gieson, Investor Relations, both of Cypress Bioscience, Inc., +1-858-452-2323/
    /Web site:  http://www.cypressbio.com
                http://www.FMSresource.com /
    (CYPB)

CO:  Cypress Bioscience, Inc.
ST:  California
IN:  BIO MTC HEA SPM
SU: